SCHEDULE II

					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

      					SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTEGRITY MEDIA
          GAMCO INVESTORS, INC.
                       4/29/04            1,500             6.2500
                       4/23/04            2,000             6.3200
                       3/25/04              500             6.3072
          GABELLI ASSOCIATES LTD
                       5/06/04            5,000             6.2500
                       4/29/04            2,000             6.2500
                       4/23/04            1,700             6.3200
                       4/07/04            1,800             6.3200
                       3/25/04            2,000             6.3072
                       3/22/04            2,300             6.3550
                       3/18/04              800             6.4044
          GABELLI ASSOCIATES FUND
                       4/29/04            1,500             6.2500
                       4/23/04            1,300             6.3200
                       3/25/04            2,000             6.3072
                       3/22/04            1,800             6.3550
                       3/18/04              700             6.4057

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.